www.valaris.com	Press Release

Valaris Reports Fourth Quarter 2023 Results

Hamilton, Bermuda, February 21, 2024… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported fourth quarter 2023 results.

President and Chief Executive Officer Anton Dibowitz said, “We continue to execute on our operating leverage by repricing rigs from legacy day rates to meaningfully higher market rates and successfully delivering reactivated rigs with attractive contracts. At the same time, we remain laser focused on delivering high levels of operational performance to our customers, as evidenced by another strong year of revenue efficiency.”

Dibowitz added, “During the fourth quarter, we were awarded new contracts and extensions with associated contract backlog of more than $1.4 billion. These awards include two multi-year drillship contracts at leading-edge day rates and several jackup contracts across the North Sea, Australia and Trinidad, demonstrating the depth of our customer relationships, track record of operational delivery and broad-based strength of the market.”

Dibowitz concluded, “We remain confident in the strength and duration of this upcycle and the outlook for Valaris is positive. We expect to deliver significant earnings and cash flow growth over the next few years and we intend to return all future free cash flow to shareholders unless there is a better or more value accretive use for it.”

Financial and Operational Highlights

•Net income of $829 million (including tax benefit of $790 million), Adjusted EBITDA of $58 million and Adjusted EBITDAR of $96 million;
•Delivered revenue efficiency of 93% during the quarter and 96% for the year;
•VALARIS DS-8 commenced a contract offshore Brazil late in the quarter, following its reactivation;
•VALARIS 110 received TotalEnergies' and North Oil Company's global jackup Rig of the Year award;
•Awarded new contracts and extensions with associated contract backlog of more than $1.4 billion during the fourth quarter;
•Increased total contract backlog to more than $3.9 billion as of February 15, 2024, representing a nearly 60% increase from twelve months ago;
•Took delivery of newbuild drillships VALARIS DS-13 and DS-14;
•Repurchased $50 million of shares during the fourth quarter and $200 million during the year;
•Valaris Board of Directors authorized an increase in the Company's share repurchase program to $600 million from $300 million in February 2024;
•ARO Drilling took delivery of newbuild jackup Kingdom 1, and the rig started its maiden contract, during the fourth quarter.

Fourth Quarter Review

Net income increased to $829 million from $17 million in the third quarter 2023. Net income for the fourth quarter 2023 included a tax benefit of $790 million discussed below. Adjusted EBITDA increased to $58 million from $40 million in the third quarter primarily due to more operating days across the fleet and lower reactivation expense. Adjusted EBITDAR increased to $96 million from $91 million in the third quarter.

Revenues increased to $484 million from $455 million in the third quarter 2023. Excluding reimbursable items, revenues increased to $453 million from $427 million in the third quarter. The increase was primarily due to more operating days across the fleet, including for drillship VALARIS DS-17 that commenced a contract in early September, following its reactivation, and jackup VALARIS 107, which started a contract early in the fourth quarter after being idle for most of the third quarter.

Contract drilling expense increased to $402 million from $391 million in the third quarter 2023. Excluding reimbursable items, contract drilling expense increased to $374 million from $369 million in the third quarter primarily due to the increase in operating days mentioned above. This was partially offset by lower reactivation expense and lower repair and maintenance expense for the jackup fleet.

Depreciation expense increased to $28 million from $26 million in the third quarter 2023. General and administrative expense of $24 million was in line with the third quarter 2023.

Other income decreased to $0 million from $11 million in the third quarter 2023. This was primarily due to foreign currency exchange losses during the quarter compared to gains in the third quarter and an increase in interest expense associated with a $400 million debt issuance that was completed in the third quarter.

Tax benefit was $790 million compared to tax expense of $11 million in the third quarter 2023. The fourth quarter tax provision included $800 million of tax benefit due to changes in deferred tax asset valuation allowances.

Cash and cash equivalents and restricted cash decreased to $636 million as of December 31, 2023, from $1.1 billion as of September 30, 2023. The decrease was primarily due to capital expenditures and share repurchases, partially offset by positive operating cash flow.

Capital expenditures increased to $463 million from $106 million in the third quarter 2023 primarily due to the Company exercising options to take delivery of newbuild drillships VALARIS DS-13 and DS-14 for an aggregate purchase price of $337 million during the quarter.

Fourth Quarter Segment Review

Floaters

Floater revenues increased to $263 million from $243 million in the third quarter 2023. Excluding reimbursable items, revenues increased to $247 million from $232 million in the third quarter. The increase was primarily due to more operating days for VALARIS DS-17, which commenced its contract with Equinor offshore Brazil in early September, following its reactivation. This was partially offset by fewer operating days for VALARIS DS-12 due to mobilization and a brief shipyard visit between contracts.

Contract drilling expense increased to $226 million from $215 million in the third quarter 2023. Excluding reimbursable items, contract drilling expense increased to $211 million from $206 million in the third quarter. The increase was primarily due to more operating days for VALARIS DS-17, partially offset by lower reactivation expense.

Jackups

Jackup revenues increased to $179 million from $166 million in the third quarter 2023. Excluding reimbursable items, revenues increased to $170 million from $155 million in the third quarter primarily due to more operating days for VALARIS 107, 249 and Norway, all of which incurred some idle time during the third quarter. This was partially offset by fewer operating days for VALARIS 76 and 123, both of which completed contracts during the fourth quarter and are undergoing contract preparation and planned maintenance work prior to the start of their next contracts in 2024.

Contract drilling expense increased to $123 million from $122 million in the third quarter 2023. Excluding reimbursable items, contract drilling expense increased to $115 million from $114 million in the third quarter. Contract drilling expense was largely flat on higher revenues primarily due to lower repair and maintenance expense.

ARO Drilling

Revenues increased to $134 million from $122 million in the third quarter 2023 primarily due to newbuild jackup Kingdom 1 commencing its maiden contract in November and more operating days for ARO 4001 following some out of service days for planned maintenance during the third quarter. Contract drilling expense decreased to $88 million from $92 million in the third quarter primarily due to lower bareboat charter expense, partially offset by more operating days for the owned fleet.

Other

Revenues decreased to $41 million from $46 million in the third quarter 2023 primarily due to lower revenues earned from bareboat charter agreements with ARO. Contract drilling expense decreased to $18 million from $19 million in the third quarter.

		Fourth Quarter
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1) (2)		Consolidated Total
(in millions, except %)	Q4 2023	Q3 2023	Chg	Q4 2023	Q3 2023	Chg	Q4 2023	Q3 2023	Chg	Q4 2023	Q3 2023	Chg	Q4 2023	Q3 2023	Q4 2023	Q3 2023	Chg

Revenues	$263.2	$243.3	8%	$179.3	$165.9	8%	$133.7	$121.5	10%	$41.3	$45.9	(10)%	$(133.7)	$(121.5)	$483.8	$455.1	6%
Operating expenses
Contract drilling	226.0	215.2	(5)%	123.3	121.7	(1)%	88.0	92.0	4%	18.0	18.8	4%	(53.3)	(56.8)	402.0	390.9	(3)%
Depreciation	15.0	14.2	(6)%	11.2	10.2	(10)%	19.5	15.8	(23)%	1.2	1.3	8%	(19.4)	(15.7)	27.5	25.8	(7)%
General and admin.	—	—	—%	—	—	—%	6.3	5.6	(13)%	—	—	—%	18.0	18.6	24.3	24.2	—%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	8.3	2.4	8.3	2.4	246%
Operating income	$22.2	$13.9	60%	$44.8	$34.0	32%	$19.9	$8.1	146%	$22.1	$25.8	(14)%	$(70.7)	$(65.2)	$38.3	$16.6	131%

Net income (loss)	$24.3	$14.5	68%	$46.1	$34.4	34%	$10.3	$(1.3)	nm	$22.1	$25.8	(14)%	$725.7	$(56.4)	$828.5	$17.0	nm

Adjusted EBITDA	$37.2	$28.2	32%	$56.0	$44.2	27%	$39.4	$23.9	65%	$23.2	$27.2	(15)%	$(98.3)	$(83.5)	$57.5	$40.0	44%
Adjusted EBITDAR	$75.7	$79.1	(4)%	$56.0	$44.2	27%	$39.4	$23.9	65%	$23.2	$27.2	(15)%	$(98.3)	$(83.5)	$96.0	$90.9	6%
(1)The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.
(2)Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, those costs are included in “reconciling items.” Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "reconciling items"

As previously announced, Valaris will hold its fourth quarter 2023 earnings conference call at 9:00 a.m. CST (10:00 a.m. ET) on Thursday, February 22, 2024. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts, including for VALARIS DS-13 and VALARIS DS-14; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply, including as a result of reactivations and newbuilds; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, volatility affecting the banking system and financial markets, inflation and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Darin Gibbins
Vice President - Investor Relations and Treasurer
+1-713-979-4623

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
OPERATING REVENUES	$483.8	$455.1	$415.2	$430.1	$433.6

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	402.0	390.9	373.5	377.2	353.4
Depreciation	27.5	25.8	24.5	23.3	23.8
General and administrative	24.3	24.2	26.4	24.4	23.9
Total operating expenses	453.8	440.9	424.4	424.9	401.1
EQUITY IN EARNINGS (LOSSES) OF ARO	8.3	2.4	(0.7)	3.3	8.6
OPERATING INCOME (LOSS)	38.3	16.6	(9.9)	8.5	41.1

OTHER INCOME (EXPENSE)
Interest income	27.2	26.6	24.6	23.0	15.5
Interest expense, net	(21.7)	(19.4)	(16.7)	(11.1)	(10.5)
Other, net	(5.5)	3.9	(0.8)	0.6	(5.2)
	—	11.1	7.1	12.5	(0.2)

INCOME (LOSS) BEFORE INCOME TAXES	38.3	27.7	(2.8)	21.0	40.9

PROVISION (BENEFIT) FOR INCOME TAXES	(790.2)	10.7	24.5	(27.6)	9.8

NET INCOME (LOSS)	828.5	17.0	(27.3)	48.6	31.1

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	6.7	(4.1)	(2.1)	(1.9)	(1.9)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$835.2	$12.9	$(29.4)	$46.7	$29.2

EARNINGS (LOSS) PER SHARE
Basic	$11.47	$0.18	$(0.39)	$0.62	$0.39
Diluted	$11.30	$0.17	$(0.39)	$0.61	$0.38
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	72.8	73.7	74.8	75.2	75.2
Diluted	73.9	74.8	74.8	76.4	76.0

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$620.5	$1,041.1	$787.3	$822.5	$724.1
Restricted cash	15.2	16.2	18.0	21.5	24.4
Accounts receivable, net	459.3	492.4	473.4	393.4	449.1
Other current assets	177.2	178.7	168.7	158.1	148.6
Total current assets	$1,272.2	$1,728.4	$1,447.4	$1,395.5	$1,346.2

PROPERTY AND EQUIPMENT, NET	1,633.8	1,159.9	1,073.7	1,015.5	977.2

LONG-TERM NOTES RECEIVABLE FROM ARO	282.3	275.2	268.0	261.0	254.0

INVESTMENT IN ARO	124.4	116.1	113.7	114.4	111.1

DEFERRED TAX ASSETS	855.1	53.8	48.5	50.5	55.1

OTHER ASSETS	154.4	151.5	137.1	114.3	116.7

	$4,322.2	$3,484.9	$3,088.4	$2,951.2	$2,860.3

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$400.1	$376.4	$364.2	$324.1	$256.5
Accrued liabilities and other	344.2	346.6	294.7	267.7	247.9
Total current liabilities	$744.3	$723.0	$658.9	$591.8	$504.4

LONG-TERM DEBT	1,079.3	1,079.4	681.9	542.8	542.4

DEFERRED TAX LIABILITIES	29.9	17.1	16.7	16.1	16.1

OTHER LIABILITIES	471.7	465.4	464.8	448.5	499.5

TOTAL LIABILITIES	2,325.2	2,284.9	1,822.3	1,599.2	1,562.4

TOTAL EQUITY	1,997.0	1,200.0	1,266.1	1,352.0	1,297.9

	$4,322.2	$3,484.9	$3,088.4	$2,951.2	$2,860.3

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$866.8	$181.8
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	(786.4)	7.9
Depreciation expense	101.1	91.2
Loss on extinguishment of debt	29.2	—
Net gain on sale of property	(28.6)	(141.2)
Accretion of discount on notes receivable from ARO	(28.3)	(44.9)
Share-based compensation expense	27.3	17.4
Equity in earnings of ARO	(13.3)	(24.5)
Net periodic pension and retiree medical income	(0.9)	(16.4)
Loss on impairment	—	34.5
Changes in deferred costs	(26.1)	(38.8)
Changes in contract liabilities	4.9	62.4
Other	6.7	8.3
Changes in operating assets and liabilities	121.8	(6.6)
Contributions to pension plans and other post-retirement benefits	(6.7)	(4.1)
Net cash provided by operating activities	$267.5	$127.0

INVESTING ACTIVITIES
Additions to property and equipment	$(696.1)	$(207.0)
Net proceeds from disposition of assets	30.3	150.3
Purchases of short-term investments	—	(220.0)
Maturities of short-term investments	—	220.0
Repayment of note receivable from ARO	—	40.0
Net cash used in investing activities	$(665.8)	$(16.7)

FINANCING ACTIVITIES
Issuance of Second Lien Notes	$1,103.0	$—
Redemption of First Lien Notes	(571.8)	—
Payments for share repurchases	(198.6)	—
Debt issuance costs	(38.6)	—
Payments for tax withholdings for share-based awards	(5.4)	(2.5)
Consent solicitation fees	—	(3.9)
Other	(3.1)	—
Net cash provided by (used in) financing activities	$285.5	$(6.4)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(112.8)	$103.9
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	748.5	644.6
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$635.7	$748.5

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
OPERATING ACTIVITIES
Net income (loss)	$828.5	$17.0	$(27.3)	$48.6	$31.1
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax expense (benefit)	(788.7)	(4.8)	2.5	4.6	0.8
Depreciation expense	27.5	25.8	24.5	23.3	23.8
Equity in losses (earnings) of ARO	(8.3)	(2.4)	0.7	(3.3)	(8.6)
Share-based compensation expense	7.8	6.8	7.0	5.7	5.9
Accretion of discount on notes receivable	(7.1)	(7.2)	(7.0)	(7.0)	(7.1)
Net gain on sale of property	(0.7)	—	(27.8)	(0.1)	(3.5)
Net periodic pension and retiree medical income	(0.6)	(0.1)	(0.1)	(0.1)	(4.3)
Loss on extinguishment of debt	—	—	29.2	—	—
Changes in contract liabilities	8.8	3.6	13.3	(20.8)	3.6
Changes in deferred costs	3.2	(22.4)	(7.4)	0.5	8.8
Other	1.2	2.8	2.2	0.5	0.4
Changes in operating assets and liabilities	27.3	31.0	(37.3)	100.8	103.0
Contributions to pension plans and other post-retirement benefits	(2.2)	(1.9)	(1.6)	(1.0)	0.8
Net cash provided by (used in) operating activities	$96.7	$48.2	$(29.1)	$151.7	$154.7

INVESTING ACTIVITIES
Additions to property and equipment	$(463.0)	$(105.8)	$(71.0)	$(56.3)	$(53.9)
Net proceeds from disposition of assets	1.1	0.1	29.0	0.1	3.5
Maturities of short-term investments	—	—	—	—	220.0
Net cash provided by (used in) investing activities	$(461.9)	$(105.7)	$(42.0)	$(56.2)	$169.6

FINANCING ACTIVITIES
Payments for share repurchases	$(51.2)	$(83.0)	$(64.4)	$—	$—
Debt issuance costs	(1.9)	(5.7)	(31.0)	—	—
Payments for tax withholdings for share-based awards	(0.2)	(4.8)	(0.4)	—	—
Issuance of Second Lien Notes	—	403.0	700.0	—	—
Redemption of First Lien Notes	—	—	(571.8)	—	—
Other	(3.1)	—	—	—	—
Net cash provided by (used in) financing activities	$(56.4)	$309.5	$32.4	$—	$—

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(421.6)	$252.0	$(38.7)	$95.5	$324.3
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	1,057.3	805.3	844.0	748.5	424.2
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$635.7	$1,057.3	$805.3	$844.0	$748.5

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
REVENUES
Floaters
Drillships	$190.7	$168.2	$147.2	$138.9	$144.5
Semisubmersibles	56.3	64.1	68.5	67.1	58.2
	$247.0	$232.3	$215.7	$206.0	$202.7
Reimbursable and Other Revenues (1)	16.2	11.0	11.7	8.8	8.3
Total Floaters	$263.2	$243.3	$227.4	$214.8	$211.0

Jackups (2)
HD Ultra-Harsh & Harsh Environment	$76.6	$75.5	$54.1	$70.9	$92.9
HD & SD Modern	79.0	68.8	67.9	70.4	62.4
SD Legacy	14.2	10.5	12.5	20.4	20.2
	$169.8	$154.8	$134.5	$161.7	$175.5
Reimbursable and Other Revenues (1)	9.5	11.1	10.1	8.1	6.3
Total Jackups	$179.3	$165.9	$144.6	$169.8	$181.8

Other
Leased and Managed Rigs	$36.0	$40.1	$37.4	$39.1	$33.5
Reimbursable and Other Revenues (1)	5.3	5.8	5.8	6.4	7.3
Total Other	$41.3	$45.9	$43.2	$45.5	$40.8

Total Operating Revenues	$483.8	$455.1	$415.2	$430.1	$433.6

Total Reimbursable and Other Revenues (1)	$31.0	$27.9	$27.6	$23.3	$21.9

Revenues Excluding Reimbursable and Other Revenues	$452.8	$427.2	$387.6	$406.8	$411.7

(1)Reimbursable and other revenues include certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of contract intangibles.

(2)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
ADJUSTED EBITDA (1)
Floaters
Drillships (1)	$16.7	$2.8	$0.3	$12.2	$18.5
Semisubmersibles (1)	20.5	25.4	30.8	28.0	20.0
	$37.2	$28.2	$31.1	$40.2	$38.5

Jackups
HD Ultra-Harsh & Harsh (1)	$21.1	$20.9	$6.1	$3.0	$31.4
HD & SD - Modern (1)	30.1	20.4	11.6	9.4	13.0
SD - Legacy (1)	4.8	2.9	3.4	8.4	9.8
	$56.0	$44.2	$21.1	$20.8	$54.2

Total	$93.2	$72.4	$52.2	$61.0	$92.7

Other
Leased and Managed Rigs (1)	$23.2	$27.2	$24.9	$25.4	$22.3

Total	$116.4	$99.6	$77.1	$86.4	$115.0

Support costs
General and administrative expense	$24.3	$24.2	$26.4	$24.4	$23.9
Onshore support costs	34.6	35.4	35.4	33.5	32.8
	$58.9	$59.6	$61.8	$57.9	$56.7

Valaris Total	$57.5	$40.0	$15.3	$28.5	$58.3

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
ADJUSTED EBITDAR (1)
Active Fleet (1) (2)	$137.5	$129.3	$104.5	$100.4	$121.5
Leased and Managed Rigs (1)	23.2	27.2	24.9	25.4	22.3
	$160.7	$156.5	$129.4	$125.8	$143.8

Stacked Fleet (1) (3)	(5.8)	(6.0)	(8.2)	(13.1)	(8.1)
	$154.9	$150.5	$121.2	$112.7	$135.7

Support costs
General and administrative expense	$24.3	$24.2	$26.4	$24.4	$23.9
Onshore support costs	34.6	35.4	35.4	33.5	32.8
	$58.9	$59.6	$61.8	$57.9	$56.7

Valaris Total	$96.0	$90.9	$59.4	$54.8	$79.0

Reactivation costs (4)	$38.5	$50.9	$44.1	$26.3	$20.7

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
ADJUSTED EBITDAR (1)
Floaters
Drillships (1)	$55.2	$53.7	$44.4	$38.2	$38.8
Semisubmersibles (1)	20.5	25.4	30.9	28.2	20.4
	$75.7	$79.1	$75.3	$66.4	$59.2

Jackups
HD Ultra-Harsh & Harsh (1)	$21.1	$20.9	$6.1	$3.1	$31.4
HD & SD - Modern (1)	30.1	20.4	11.5	9.4	13.0
SD - Legacy (1)	4.8	2.9	3.4	8.4	9.8
	$56.0	$44.2	$21.0	$20.9	$54.2

Total	$131.7	$123.3	$96.3	$87.3	$113.4

Other
Leased and Managed Rigs (1)	$23.2	$27.2	$24.9	$25.4	$22.3

Total	$154.9	$150.5	$121.2	$112.7	$135.7

Support costs
General and administrative expense	$24.3	$24.2	$26.4	$24.4	$23.9
Onshore support costs	34.6	35.4	35.4	33.5	32.8
	$58.9	$59.6	$61.8	$57.9	$56.7

Valaris Total	$96.0	$90.9	$59.4	$54.8	$79.0

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	As of
	Feb 15, 2024	Nov 1, 2023	Aug 1, 2023	May 1, 2023	Feb 21, 2023
CONTRACT BACKLOG (1)
Floaters
Drillships	$2,307.6	$1,726.5	$1,684.9	$1,499.0	$1,062.3
Semisubmersibles	224.1	259.5	272.4	270.2	314.6
	$2,531.7	$1,986.0	$1,957.3	$1,769.2	$1,376.9
Jackups
HD Ultra-Harsh & Harsh	646.8	327.9	307.4	277.7	348.3
HD & SD - Modern	347.1	406.8	366.8	317.7	341.1
SD - Legacy	173.5	186.9	118.4	119.7	52.9
	$1,167.4	$921.6	$792.6	$715.1	$742.3

Total	$3,699.1	$2,907.6	$2,749.9	$2,484.3	$2,119.2

Other
Leased and Managed Rigs	$222.3	$250.5	$291.4	$318.9	$344.0

Valaris Total	$3,921.4	$3,158.1	$3,041.3	$2,803.2	$2,463.2

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$307,000	$288,000	$253,000	$239,000	$232,000
Semisubmersibles	229,000	257,000	252,000	259,000	220,000
	$285,000	$279,000	$252,000	$245,000	$229,000
Jackups
HD Ultra-Harsh & Harsh	$111,000	$116,000	$100,000	$126,000	$119,000
HD & SD Modern	119,000	105,000	102,000	98,000	87,000
SD Legacy	79,000	83,000	81,000	76,000	74,000
	$111,000	$108,000	$99,000	$104,000	$99,000

Total	$174,000	$171,000	$158,000	$154,000	$143,000

Other
Leased and Managed Rigs	$39,000	$44,000	$41,000	$44,000	$36,000

Valaris Total	$136,000	$134,000	$124,000	$124,000	$115,000

(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of operating days. Beginning with the third quarter of 2023, we began presenting average daily revenue instead of the previously reported average day rate metric, which further excluded lump-sum revenues and amortization thereof. Average daily revenue is a more comprehensive measurement of our revenue-earning performance and more closely aligns with the calculation methodology used by our closest offshore drilling peers. The prior period has been adjusted to conform with the current period presentation.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	60%	58%	58%	59%	62%
Semisubmersibles	53%	54%	60%	57%	57%
	58%	57%	59%	58%	60%
Jackups
HD Ultra-Harsh & Harsh	68%	64%	55%	57%	77%
HD & SD Modern	52%	51%	52%	57%	55%
SD Legacy	97%	69%	78%	99%	99%
	62%	58%	55%	62%	68%

Total	60%	57%	56%	60%	65%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	68%	65%	65%	68%	72%

Pro Forma Jackups (2)	69%	66%	65%	69%	74%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	68%	63%	71%	77%	85%
Semisubmersibles	89%	90%	100%	96%	96%
	72%	70%	78%	82%	88%
Jackups
HD Ultra-Harsh & Harsh	83%	79%	67%	67%	85%
HD & SD Modern	80%	79%	81%	89%	86%
SD Legacy	97%	68%	78%	99%	99%
	83%	78%	74%	81%	87%

Total	79%	75%	76%	81%	87%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	84%	81%	82%	86%	90%

Pro Forma Jackups (3)	86%	83%	81%	85%	88%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,032	1,012	1,001	990	1,012
Semisubmersibles	460	460	455	450	460
	1,492	1,472	1,456	1,440	1,472
Jackups
HD Ultra-Harsh & Harsh	1,012	1,012	990	990	1,012
HD & SD Modern	1,288	1,288	1,274	1,260	1,288
SD Legacy	184	184	199	270	276
	2,484	2,484	2,463	2,520	2,576

Total	3,976	3,956	3,919	3,960	4,048

Other
Leased and Managed Rigs	920	920	910	900	920

Valaris Total	4,896	4,876	4,829	4,860	4,968

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	920	920	819	751	736
Semisubmersibles	276	276	273	270	276
	1,196	1,196	1,092	1,021	1,012
Jackups
HD Ultra-Harsh & Harsh	828	828	808	841	920
HD & SD Modern	828	828	819	810	828
SD Legacy	184	184	199	270	276
	1,840	1,840	1,826	1,921	2,024

Total	3,036	3,036	2,918	2,942	3,036

Other
Leased and Managed Rigs	920	920	910	900	920

Valaris Total	3,956	3,956	3,828	3,842	3,956

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
OPERATING DAYS (1)
Floaters
Drillships	622	584	583	581	623
Semisubmersibles	245	249	272	258	264
	867	833	855	839	887
Jackups
HD Ultra-Harsh & Harsh	691	652	540	564	778
HD & SD Modern	665	654	663	718	713
SD Legacy	178	126	155	268	273
	1,534	1,432	1,358	1,550	1,764

Total	2,401	2,265	2,213	2,389	2,651

Other
Leased and Managed Rigs	920	920	910	900	920

Valaris Total	3,321	3,185	3,123	3,289	3,571

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
REVENUE EFFICIENCY (1)
Floaters
Drillships	88%	89%	95%	97%	96%
Semisubmersibles	94%	93%	100%	100%	100%
	90%	90%	96%	98%	97%
Jackups
HD Ultra-Harsh & Harsh	99%	99%	99%	100%	96%
HD & SD Modern	97%	97%	98%	100%	99%
SD Legacy	97%	99%	100%	99%	100%
	98%	98%	99%	100%	98%

Valaris Total	93%	94%	97%	99%	98%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	As of
NUMBER OF RIGS	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Active Fleet (1)
Floaters
Drillships	10	10	9	9	8
Semisubmersibles	3	3	3	3	3
	13	13	12	12	11
Jackups
HD Ultra-Harsh & Harsh	9	9	9	9	10
HD & SD Modern	9	9	9	9	9
SD Legacy	2	2	2	3	3
	20	20	20	21	22

Total Active Fleet	33	33	32	33	33

Stacked Fleet
Floaters
Drillships	3	1	2	2	3
Semisubmersibles	2	2	2	2	2
	5	3	4	4	5
Jackups
HD Ultra-Harsh & Harsh	2	2	2	2	1
HD & SD Modern	5	5	5	5	5
	7	7	7	7	6

Total Stacked Fleet	12	10	11	11	11

Leased Rigs (2)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	7	7	7	7	7
Total Leased Rigs	8	8	8	8	8

Valaris Total	53	51	51	52	52

Managed Rigs (2)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Cash	$92.9	$110.3	$100.6	$101.2	$176.2
Other current assets	184.0	191.2	188.3	189.3	140.6
Non-current assets	1,081.0	915.3	879.6	830.2	818.1
Total assets	$1,357.9	$1,216.8	$1,168.5	$1,120.7	$1,134.9

Current liabilities	$136.0	$173.6	$122.6	$68.5	$86.3
Non-current liabilities	1,056.8	886.2	887.5	887.4	884.6
Total liabilities	$1,192.8	$1,059.8	$1,010.1	$955.9	$970.9

Shareholders' equity	$165.1	$157.0	$158.4	$164.8	$164.0

Total liabilities and shareholders' equity	$1,357.9	$1,216.8	$1,168.5	$1,120.7	$1,134.9

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Revenues	$133.7	$121.5	$117.8	$123.6	$120.4
Operating expenses
Contract drilling (exclusive of depreciation)	88.0	92.0	95.0	90.9	85.5
Depreciation	19.5	15.8	15.6	15.0	16.1
General and administrative	6.3	5.6	5.7	4.6	5.6
Operating income	$19.9	$8.1	$1.5	$13.1	$13.2
Other expense, net	3.6	9.0	8.8	10.4	1.8
Provision for income taxes	6.0	0.4	—	1.9	0.7
Net income (loss)	$10.3	$(1.3)	$(7.3)	$0.8	$10.7

EBITDA	$39.4	$23.9	$17.1	$28.1	$29.3

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS

	As of
(In millions)	Feb 15, 2024	Nov 1, 2023	Aug 1, 2023	May 1, 2023	Feb 21, 2023
CONTRACT BACKLOG (1)
Owned Rigs	$1,475.4	$1,547.0	$686.3	$747.7	$794.3
Leased Rigs	662.7	743.7	815.0	884.7	937.5
Total	$2,138.1	$2,290.7	$1,501.3	$1,632.4	$1,731.8
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
AVERAGE DAILY REVENUE (1)
Owned Rigs	$100,000	$91,000	$90,000	$99,000	$95,000
Leased Rigs (2)	97,000	98,000	98,000	98,000	91,000
Total	$98,000	$95,000	$95,000	$98,000	$93,000

UTILIZATION (3)
Owned Rigs	96%	91%	83%	91%	96%
Leased Rigs (2)	94%	95%	98%	95%	91%
Total	95%	93%	91%	93%	93%

REVENUE EFFICIENCY (4)
Owned Rigs	94%	99%	95%	98%	97%
Leased Rigs (2)	98%	97%	99%	95%	93%
Total	96%	98%	97%	96%	95%

NUMBER OF RIGS (AT QUARTER END) (5)
Owned Rigs	8	7	7	7	7
Leased Rigs (2)	8	8	8	8	8
Total	16	15	15	15	15

AVAILABLE DAYS (6)
Owned Rigs	695	644	637	630	644
Leased Rigs (2)	736	736	728	720	736
Total	1,431	1,380	1,365	1,350	1,380

OPERATING DAYS (7)
Owned Rigs	668	585	532	575	618
Leased Rigs (2)	691	697	713	683	672
Total	1,359	1,282	1,245	1,258	1,290
(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Rig count for owned rigs as of December 31, 2023 excludes a rig under construction, which is expected to be delivered in the first half of 2024.
(6)Represents the maximum number of days available in the period for the rig fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.
(7)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) from continuing operations before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, loss on impairment and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its fourth quarter 2023 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA
A reconciliation of net income as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023

VALARIS
Net income	$828.5	$17.0
Add (subtract):
Income tax expense (benefit)	(790.2)	10.7
Interest expense	21.7	19.4
Other income	(21.7)	(30.5)
Operating income	38.3	16.6
Add (subtract):
Depreciation expense	27.5	25.8
Equity in earnings of ARO	(8.3)	(2.4)
Adjusted EBITDA	$57.5	$40.0

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023

ARO
Net income (loss)	$10.3	$(1.3)
Add:
Income tax expense	6.0	0.4
Other expense, net	3.6	9.0
Operating income	$19.9	$8.1

Add:
Depreciation expense	19.5	15.8
EBITDA	$39.4	$23.9

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	Dec 31, 2023	Sep 30, 2023
FLOATERS
Net income	$24.3	$14.5
Subtract:
Other income	(2.1)	(0.6)
Operating income	$22.2	$13.9
Add:
Depreciation	15.0	14.2
Other	—	0.1
Adjusted EBITDA	$37.2	$28.2
Add:
Reactivation costs	38.5	50.9
Adjusted EBITDAR	$75.7	$79.1

JACKUPS
Net income	$46.1	$34.4
Subtract:
Other income	(1.3)	(0.4)
Operating income	$44.8	$34.0
Add:
Depreciation	11.2	10.2
Adjusted EBITDA	$56.0	$44.2
Adjusted EBITDAR	$56.0	$44.2

OTHER
Net income	$22.1	$25.8
Operating income	$22.1	$25.8
Add (subtract):
Depreciation	1.2	1.3
Other	(0.1)	0.1
Adjusted EBITDA	$23.2	$27.2
Adjusted EBITDAR	$23.2	$27.2

Reconciliation of Net Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
ACTIVE FLEET (1)
Net income	$78.7	$57.5	$68.2	$55.4	$79.9
Subtract:
Other income	$(3.3)	$(1.0)	$(27.4)	$—	$(0.9)
Operating income	$75.4	$56.5	$40.8	$55.4	$79.0
Add (subtract):
Reactivation costs	38.5	50.9	44.1	26.3	20.7
Depreciation and amortization	23.5	21.9	19.6	18.9	21.9
Other	0.1	—	—	(0.2)	(0.1)
Adjusted EBITDAR (2)	$137.5	$129.3	$104.5	$100.4	$121.5

LEASED AND MANAGED RIGS
Net income	$22.1	$25.8	$23.8	$24.0	$21.2
Operating income	$22.1	$25.8	$23.8	$24.0	$21.2
Add (subtract):
Depreciation	1.2	1.3	1.2	1.3	1.3
Other	(0.1)	0.1	(0.1)	0.1	(0.2)
Adjusted EBITDAR (2)	$23.2	$27.2	$24.9	$25.4	$22.3

STACKED FLEET
Net loss	$(8.3)	$(8.6)	$(11.7)	$(15.8)	$(6.9)
Subtract:
Other income	$(0.1)	$—	$—	$(0.5)	$(3.9)
Operating loss	$(8.4)	$(8.6)	$(11.7)	$(16.3)	$(10.8)
Add (subtract):
Depreciation	2.7	2.5	3.6	3.2	2.7
Other	(0.1)	0.1	(0.1)	—	—
Adjusted EBITDAR (2)	$(5.8)	$(6.0)	$(8.2)	$(13.1)	$(8.1)

TOTAL FLEET
Net income	$92.5	$74.7	$80.3	$63.6	$94.2
Subtract:
Other income	$(3.4)	$(1.0)	$(27.4)	$(0.5)	$(4.8)
Operating income	$89.1	$73.7	$52.9	$63.1	$89.4
Add (subtract):
Reactivation costs	38.5	50.9	44.1	26.3	20.7
Depreciation and amortization	27.4	25.7	24.4	23.4	25.9
Other	(0.1)	0.2	(0.2)	(0.1)	(0.3)
Adjusted EBITDAR (2)	$154.9	$150.5	$121.2	$112.7	$135.7
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
DRILLSHIPS
Net income (loss)	$4.7	$(9.9)	$(12.0)	$0.4	$7.3
Subtract:
Other income	$(2.0)	$(0.6)	$(0.4)	$(0.3)	$(0.9)
Operating income (loss)	$2.7	$(10.5)	$(12.4)	$0.1	$6.4
Add (subtract):
Depreciation	14.0	13.2	12.8	12.2	12.1
Other	—	0.1	(0.1)	(0.1)	—
Adjusted EBITDA (1)	$16.7	$2.8	$0.3	$12.2	$18.5

SEMISUBMERSIBLES
Net income	$19.6	$24.4	$29.9	$27.1	$19.3
Add (subtract):
Other (income) expense	$(0.1)	$—	$0.1	$—	$(0.2)
Operating income	$19.5	$24.4	$30.0	$27.1	$19.1
Add:
Depreciation	1.0	1.0	0.8	0.9	0.8
Other	—	—	—	—	0.1
Adjusted EBITDA (1)	$20.5	$25.4	$30.8	$28.0	$20.0

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
HD ULTRA-HARSH & HARSH JACKUPS
Net income (loss)	$15.4	$15.4	$0.4	$(2.5)	$29.3
Subtract:
Other income	$(0.1)	$(0.2)	$—	$(0.1)	$(3.5)
Operating income (loss)	$15.3	$15.2	$0.4	$(2.6)	$25.8
Add (subtract):
Depreciation	5.8	5.7	5.7	5.8	5.7
Other	—	—	—	(0.2)	(0.1)
Adjusted EBITDA (1)	$21.1	$20.9	$6.1	$3.0	$31.4

HD & SD MODERN JACKUPS
Net income	$28.2	$17.7	$8.9	$7.2	$8.8
Subtract:
Other income	$(1.2)	$(0.2)	$(0.1)	$(0.1)	$(0.1)
Operating income	$27.0	$17.5	$8.8	$7.1	$8.7
Add (subtract):
Depreciation and amortization	3.0	2.9	2.9	2.4	4.4
Other	0.1	—	(0.1)	(0.1)	(0.1)
Adjusted EBITDA (1)	$30.1	$20.4	$11.6	$9.4	$13.0

SD LEGACY JACKUPS
Net income	$2.5	$1.3	$29.8	$7.4	$8.3
Subtract:
Other income	$—	$—	$(27.5)	$—	$(0.1)
Operating income	$2.5	$1.3	$2.3	$7.4	$8.2
Add (subtract):
Depreciation	2.4	1.6	1.0	0.9	1.6
Other	(0.1)	—	0.1	0.1	—
Adjusted EBITDA (1)	$4.8	$2.9	$3.4	$8.4	$9.8

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.